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                                                                     EXHIBIT 4.2

         FIRST SUPPLEMENTAL INDENTURE, dated as of September 18, 1998, to the Indenture, dated as of July 20, 1998 ("Indenture"), among Eagle Geophysical, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), the Subsidiaries set forth on Schedule I thereto and Chase Bank of Texas, National Association, a national banking association, having its principal corporate trust office in Houston, Texas, as trustee.

                                    RECITALS

         WHEREAS, pursuant to Section 1308 of the Indenture, the Company agreed to cause each Person (as defined in the Indenture) that becomes a Restricted Subsidiary (as defined in the Indenture) that is organized under the laws of any state of the United States or the District of Columbia after the date of the Indenture to become a Subsidiary Guarantor (as defined in the Indenture) with respect to the Indenture Obligations (as defined in the Indenture).

         WHEREAS, Eagle Geophysical de Bolivia, Inc., a Delaware corporation ("Eagle Bolivia"), and Eagle Geophysical de Ecuador, Inc., a Delaware corporation ("Eagle Ecuador"), each became Restricted Subsidiaries after the date of the Indenture.

         NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1. Eagle Bolivia and Eagle Ecuador each agree to become Subsidiary Guarantors and to be bound by Article 13 of the Indenture.

          2. Schedule I to the Indenture is hereby amended and replaced in its entirety by Schedule I attached hereto.

          3. Except as herein specifically amended and modified, the Indenture shall remain unchanged and continua in full force and effect, and the parties hereby restate, confirm, ratify and reaffirm the existence of each and every term, condition and covenant contained therein, to the same extent and as though the same were set out herein in full.

          4. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws provisions.

          5. This First Supplemental Indenture may be executed in one or more counterparts all of which shall constitute one and the same instrument.


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        IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed as of the day and year first above written.

                                   EAGLE GEOPHYSICAL, INC.


                                   By:    /s/ RICHARD W. MCNAIRY
                                       ----------------------------------------
                                       Name:  Richard W. McNairy
                                       Title: Vice President Chief Financial
                                              Officer and Secretary

                                    CHASE BANK OF TEXAS NATIONAL
                                       ASSOCIATION


                                   By:    /s/ JANET MYSINGER
                                       ----------------------------------------
                                       Name:  Janet Mysinger
                                       Title: Vice President and Trust Officer

                                   EAGLE GEOPHYSICAL DE BOLIVIA, INC.



                                   By:    /s/ RICHARD W. MCNAIRY
                                       ----------------------------------------
                                       Name:  Richard W. McNairy
                                       Title: Vice President

                                   EAGLE GEOPHYSICAL DE ECUADOR, INC.


                                   By:    /s/ RICHARD W. MCNAIRY
                                       ----------------------------------------
                                       Name:  Richard W. McNairy
                                       Title: Vice President




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                                   SCHEDULE I

                      Subsidiary Guarantors of the Company

     Subsidiary:                                                Formed In:
     -----------                                                ----------

     Eagle Geophysical Onshore, Inc.                            Delaware

     Eagle Geophysical Offshore, Inc                            Delaware

     Eagle Geophysical GOM, Inc.                                Texas

     Eagle Geophysical Royalty, Inc. (formerly known as         Delaware
     Eagle Geophysical Leasing, Inc.)

     Eagle Geophysical de Mexico, Inc.                          Delaware

     Eagle Front End Services, Inc                              Delaware

     Eagle Geophysical Management, Inc.                         Delaware

     Eagle Front End Services, Ltd.                             Texas

     Austral Horizon, Inc.                                      Delaware

     Atlantic Horizon, Inc.                                     Delaware

     Eagle Geophysical de Colombia, Inc,                        Delaware

     Eagle Geophysical de Bolivia, Inc.                         Delaware

     Eagle Geophysical de Ecuador, Inc.                         Delaware